EXHIBIT A
AGREEMENT OF JOINT FILING
     In accordance with Rule 13d-1(k) under Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13D or any amendments thereto, with respect to the common stock of The Brazil Fund, Inc. and that this Agreement be included as an attachment to such filing.
     This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall be deemed to constitute one and the same Agreement.
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 16th day of September 2005.

THE CARROUSEL FUND LTD.
By:	/s/ Bruno Sanglé-Ferrière
	Name:	Bruno Sanglé-Ferrière
	Title:	Attorney-in-fact

THE CARROUSEL FUND II LIMITED
By:	/s/ Bruno Sanglé-Ferrière
	Name:	Bruno Sanglé-Ferrière
	Title:	Attorney-in-fact

CARROUSEL CAPITAL LTD.
By:	/s/ Bruno Sanglé-Ferrière
	Name:	Bruno Sanglé-Ferrière
	Title:	Director

/s/ Bruno Sanglé-Ferrière
Bruno Sanglé-Ferrière